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                                                                    Exhibit 3.81

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                                  NEW MMR, INC.

         Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. Article I of the Articles of Incorporation of NEW MMR, INC. is amended to read as follow:

                                 ARTICLE I. NAME

                  The name of the corporation shall be:

                       Medical Management Resources, Inc.

                  The address of the principal office of this corporation shall be 9550 Regency Square Boulevard, Suite 1200, Jacksonville, Florida 32225, and the mailing address of this corporation shall be the same.

         3.       The date of this Amendment's adoption was January 6, 2000.

         4. This Amendment was approved by the shareholder and directors of this corporation on January 6, 2000. The number of votes cast for the Amendment was sufficient for approval.

         Signed this 7th day of January, 2000.

                                                    NEW MMR, INC.

                                                    By: /s/ Robert C. Joyner
                                                        ------------------------
                                                        Robert C. Joyner
                                                    Its: Vice President